Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$255,010
Unrealized Gain (Loss) on Market Value of Futures	610,950
Interest Income	9,632
Total Income (Loss)	$875,592

Expenses
Investment Advisory Fee	$3,938
Audit Fees	8,197
K-1 Tax Expense	7,465
NYMEX License Fee	200
Non-interested Directors' Fees and Expenses	95
Brokerage Commissions	32
Total Expenses	19,927
Audit Fees Waiver	(7,169)
K-1 Tax Expense Waiver	(10,678)
Net Expenses	$2,080
Net Gain (Loss)	$873,512

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/08	$7,531,649
Net Gain (Loss)	873,512

Net Asset Value End of Period	$8,405,161
Net Asset Value Per Unit (100,000 Units)	$84.05

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502